UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 8, 2006


                          Franchise Capital Corporation
               (Exact name of Registrant as specified in charter)


         Nevada                        333-72392                   98-0353403
(State or other jurisdiction         (Commission                (I.R.S. Employer
     of incorporation)                File Number)               Identification)


   20701 N. Scottsdale Rd. Suite 107-239
            Scottsdale, AZ                                            85255
 (Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code: (480) 355-8142
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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS

On June 6, 2006 the Board of Directors accepted the resignation of Charles
Neild.

Also on June 6, 2006 the Board of Directors appointed former Chairman and CEO Edward C. Heisler as Chairman, President, & CEO.

ITEM 8.01 OTHER EVENTS

The Board of Directors has decided to postpone a shareholders meeting the Company had tentatively scheduled for June 29th, 2006. The Company had recently filed a Preliminary Proxy Statement on Schedule 14A with the Securities and Exchange Commission (SEC) regarding the meeting. That filing was prepared without the assistance of counsel or auditors, and the SEC responded to the filing with many comments as to the filing's deficiencies.

The Board has been advised to complete its delinquent filings prior to filing an amended Schedule 14A, and to substantially expand its disclosures. The Company is currently delinquent in its December 31, 2005 and March 31, 2006 10-Q's and is unable to complete its quarterly reports due to outstanding invoices with the Company independent auditors. The Company does not have funds to retain auditors and attorneys to complete its filings.

The Company continues to be unsuccessful in acquiring needed funding to support itself. To restore shareholder value, the Company is looking at every option possible, including a new business model. In addition, it has had discussions with several potential acquirers.

In May the Company was also unable to make its latest payment due to AZTECA Wrap Foods. The Company had purchased a 50% ownership in Kokopelli Franchise Company from AZTECA in August of 2005. AZTECA has sent the Company a letter of default, to which the Company replied requesting an extension.

Recently the Company's CEO appeared in a proceeding in San Diego Superior Court as a witness for the Company's former President and CEO, Bradford Miller, and two other shareholders. The three had personally guaranteed an agreement between Franchise Capital Corporation and Golden Gate Investors, and are now being sued by Golden Gate. Franchise Capital, which is not a party in the litigation, believes that the agreement was a violation of securities laws, and in addition, they believe Golden Gate violated Section 16b of the 1934 Act. Franchise Capital hopes that a decision in this case could aid the Company in settling its outstanding contract dispute with Golden Gate.

The Company's corporate address has changed to 20701 N. Scottsdale Rd. Suite 107-239, Scottsdale AZ 85255

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
                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: June 8, 2006

                                        Franchise Capital Corporation


                                        By: /s/ Edward C. Heisler
                                           ---------------------------------
                                           Edward C. Heisler, Chairman & CEO

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